UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2023, Shuhei Komatsu resigned from his positions as Chief Executive Officer and Director and Chairman of the Board of AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”). Mr. Komatsu previously served as the Company’s Chief Executive Officer and a Director and Chairman of the Company since February 3, 2023. Mr. Komatsu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 20, 2023, the Company’s Board of Directors appointed Taiji Ito to serve as Chief Executive Officer of the Company. Mr. Ito also serves as the Company’s Global Markets Executive Officer and as a Director of the Company, and has served in such capacities since his appointment to those positions on February 3, 2023.

On March 22, 2023, the Company’s Board of Directors appointed Daisuke Katano to fill the vacancy on its Board of Directors created upon Mr. Komatsu’s resignation to serve as a Director of the Company, and on the same date also appointed Mr. Katano to serve as the Company’s Chief Operating Officer.

On March 22, 2023, the Company’s Board of Directors appointed Marehiko Yamada to serve as the Chairman of the Board of Directors. Mr. Yamada was appointed as an independent director of the Company on February 3, 2023. On March 22, 2023, the Company’s Board of Directors also appointed Mike Sayama to serve as the Vice-Chair of the Board of Directors. Dr. Sayama was appointed as an independent director of the Company on February 3, 2023. On March 22, 2023, the Company’s Board of Directors also appointed Kensuke Okabe to serve as Secretary of the Company. Mr. Okabe was appointed as the Company’s Chief Financial Officer on February 3, 2023.

On March 22, 2023, the Company’s Board of Directors also appointed Mr. Yamada as the Chair of the Company’s Compensation Committee and appointed Dr. Sayama as the Chair of the Company’s Nominating and Corporate Governance Committee. Dr. Sayama previously served as the Chair of the Company’s Compensation Committee from February 3, 2023 to March 22, 2023. Mr. Yamada previously served as the Chair of the Company’s Nominating and Corporate Governance Committee from February 3, 2023 to March 22, 2023.

Mr. Ito, age 46, has served as the Global Markets - Investor Relations and a member of the Board of Directors of the Company’s wholly owned subsidiary, AERWINS Inc. since June 15, 2022. Mr. Ito is also a member of the Board of Directors of AERWINS Inc.’s wholly owned subsidiary A. L. I. Technologies Inc. (“A.L.I.”) since April 2022. From August 2008 to April 2022, Mr. Ito served as a founder and CEO at Meta Capital. From May 2002 to July 2008, Mr. Ito served as Vice President and thereafter Director at Credit Suisse in Japan and the United States. From April 1999 to 2002, Mr. Ito served as Associate at Deutsche Bank in Tokyo. Mr. Ito has extensive experience in the financial field. Mr. Ito graduated with a bachelor’s degree in Economics from Keio University, Japan. Mr. Ito has not previously held any directorships in any reporting companies.

Mr. Katano, age 38, has been serving as the Chief Executive Officer of A.L.I. since March 2019. Mr. Katano was also a member of the Board of Directors of AERWINS, Inc. from June 15, 2022 to February 3, 2023. Mr. Katano was a member of the Board of Directors of A.L.I. from March 2018 to March 2019. Mr. Katano was a member of the Board of Directors of ASC Tech Agent from December 2019 to March 2022. Mr. Katano was CEO of YCP International Ltd. in UK from 2016 to 2018. Mr. Katano was CEO of YCP Japan from 2014 to 2017. Mr. Katano served as Consultant at The Boston Consulting Group in Japan from 2010 to 2014. Mr. Katano served as Business Producer at Dream incubator from 2007 to 2010. Mr. Katano has over 10 years’ experience in the business consulting field and 5 years of experience in our group. Mr. Katano graduated with a bachelor’s degree in Engineering from University of Tokyo, Japan. Mr. Katano has not previously held any directorships in any reporting companies.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: March 24, 2023	By:	/s/ Taiji Ito
	Name:	Taiji Ito
	Title:	Chief Executive Officer